UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 19, 2013
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MCG Capital Corporation
(Exact Name of Registrant as Specified in Charter)
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Delaware	0-33377	54-1889518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 19th Street North, 10th Floor, Arlington, VA	22209
(Address of Principal Executive Offices)	(Zip Code)
(703) 247-7500
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
2013 Annual Incentive Cash Bonus Plan
On March 19, 2013, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of MCG Capital Corporation (the “Company”) recommended that the Board approve, and on the same date, the Board approved, an annual incentive cash bonus plan (the “2013 Annual Incentive Cash Bonus Plan”) for the fiscal year ending December 31, 2013. The 2013 Annual Incentive Cash Bonus Plan provides for the potential payment of cash bonuses, upon the attainment of certain key strategic measures and goals established by the Board, to the following executive officers of the Company (the “Participating Executive Officers”): B. Hagen Saville, President and Chief Executive Officer; Keith Kennedy, Executive Vice President, Managing Director, Chief Financial Officer and Treasurer; Tod K. Reichert, Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary; Ehssan Peter Malekian, Executive Vice President and Managing Director; and Robert L. Marcotte, Executive Vice President and Managing Director.
The 2013 Annual Incentive Cash Bonus Plan is effective as of January 1, 2013. Each Participating Executive Officer was assigned a potential target cash bonus amount equal to 100% of his annual base salary.
The five strategic goals under the 2013 Annual Incentive Cash Bonus Plan have been assigned weights of 5% to 35% and milestones within each specified strategic goal are scaled from 50% to 110%, such that achievement of the 100% level within each of the five strategic goals could result in full payment of the specified target bonus for each individual. Performance below the minimum threshold for a category may result in a zero payment for that category and performance above the maximum threshold for a category may result in a score of no more than 110% for such category. In all cases, the Committee has broad discretion to make determinations regarding the payment of any bonus. The following strategic goals have been established for 2013: (1) specified strategic objective(s) designated by the Board; (2) equity portfolio monetizations; (3) originations; (4) net operating income per share (excluding any variable bonus expenses accrued in the applicable year); and (5) earnings per share (excluding any variable bonus expenses accrued in the applicable year).
Payment of bonuses under the 2013 Annual Incentive Cash Bonus Plan, if any, will be made on a date determined by the Board after the Company has filed its Annual Report on Form 10-K for the year ending December 31, 2013, subject to continued employment with the Company during 2013.
The 2013 Annual Incentive Cash Bonus Plan will be administered by the Committee. The Committee will make all awards under the 2013 Annual Incentive Cash Bonus Plan on a discretionary basis. The Committee shall have authority to adopt, amend and repeal such administrative rules, guidelines and practices relating to the 2013 Annual Incentive Cash Bonus Plan as it deems advisable. The Committee shall have broad discretion to construe and interpret the terms of the 2013 Annual Incentive Cash Bonus Plan, to make adjustments or amendments to the 2013 Annual Incentive Cash Bonus Plan, to make determinations regarding the weighting or impact of any particular set of criteria or goals that have been satisfied, and to ultimately make determinations as to whether to award such bonus payments under the 2013 Annual Incentive Cash Bonus Plan. The criteria and goals set forth in the 2013 Annual Incentive Cash Bonus Plan are guidelines. The Company has no obligation to make any payments until such time as the Committee makes such determination, in its sole discretion, regardless of whether the criteria and goals discussed below have been satisfied.
The foregoing description of the 2013 Annual Incentive Cash Bonus Plan is not complete and is qualified in its entirety by the full text of the 2013 Annual Incentive Cash Bonus Plan, which is filed as an exhibit to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description

10.1	MCG Capital Corporation 2013 Annual Incentive Cash Bonus Plan.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCG CAPITAL CORPORATION
Date: March 19, 2013	By: /s/ Keith Kennedy
Keith Kennedy Chief Financial Officer